                                                                    Exhibit 3.17



                               FIRST AMENDMENT TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                             NET 3 ACQUISITION L.P.

                  This FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NET 3 ACQUISITION L.P. (this "Amendment") is made and entered into effective as of November 28, 2001 by and among the entities and individuals signatory hereto.

                  A. Net 3 Acquisition L.P., a Delaware limited partnership (the "Partnership") is governed by that certain Amended and Restated Agreement of Limited Partnership, dated effective as of November 28, 2001 (the "Agreement") by and among Lex GP-1, Inc., a Delaware corporation, as the general partner, Lex LP-1, Inc., a Delaware corporation, as the initial limited partner, Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust, as an additional signatory, Lepercq Net 1 L.P., a Delaware limited partnership ("Lepercq 1"), and Lepercq Net 2 L.P., a Delaware limited partnership ("Lepercq 2"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

                  B. On November 28, 2001, Lepercq 1 and Lepercq 2 were admitted to the Partnership as Special Limited Partners in connection with the Net 3 Merger.

                  C. The LCP Group, L.P. ("LCP"), a Delaware limited partnership is (i) the sole stockholder of the general partner of each of Lepercq 1 and Lepercq 2, and (ii) the sole limited partner of each of Lepercq 1 and Lepercq 2.

                  D. Subsequent to the admission of Lepercq 1 as a Special Limited Partner, Lepercq 1 was dissolved and its affairs wound-up, and the general partner of Lepercq 1 was dissolved and its affairs wound-up, and in connection therewith, Lepercq 1 distributed all of its Special Limited Partner Units to LCP.

                  E. Subsequent to the admission of Lepercq 2 as a Special Limited Partner, Lepercq 2 was dissolved and its affairs wound-up, and the general partner of Lepercq 2 was dissolved and its affairs wound-up, and in connection therewith, Lepercq 2 distributed all of its Special Limited Partner Units to LCP.

                  F. As of the date hereof, and pursuant to the terms of the Agreement, the parties hereto desire to amend the Agreement to reflect (i) the withdrawal of Lepercq 1 and Lepercq 2 as Special Limited Partners and (ii) the admission of LCP as a Special Limited Partner.

                  NOW, THEREFORE, the undersigned, being desirous of effectuating the foregoing and amending the Agreement accordingly, hereby enter into this Amendment and amend the Agreement as follows:

                  1. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A hereto.

                  2. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

                  3. This Amendment may be executed in one or more counterparts and by facsimile, which, when taken together, shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

                                  GENERAL PARTNER:

                                  LEX GP-1, INC.

                                  By: /s/ Patrick Carroll
                                      ---------------------------------
                                      Name:  Patrick Carroll
                                      Title: Vice President

                                  INITIAL LIMITED PARTNER:

                                  LEX LP-1, INC.

                                  By: /s/ Patrick Carroll
                                      ---------------------------------
                                      Name:  Patrick Carroll
                                      Title: Vice President

                                  NEWLY ADMITTED SPECIAL LIMITED PARTNER:

                                  THE LCP GROUP, L.P.

                                  By: THIRD LERO CORP., its general partner

                                      By: /s/ E. Robert Roskind
                                          ----------------------------------
                                          Name:  E. Robert Roskind
                                          Title: President

                                  WITHDRAWING SPECIAL LIMITED PARTNERS:

                                  LEPERCQ NET 1 L.P.

                                  By: LEPERCQ NET 1, INC., its general partner

                                      By: /s/ E. Robert Roskind
                                          ----------------------------------
                                          Name:  E. Robert Roskind
                                          Title: President

                                  LEPERCQ NET 2 L.P.

                                  By: LEPERCQ NET 1, INC., its general partner

                                      By: /s/ E. Robert Roskind
                                          -----------------------------------
                                          Name:  E. Robert Roskind
                                          Title: President

Acknowledged and Accepted:
LEXINGTON CORPORATE PROPERTIES TRUST

By: /s/ T. Wilson Eglin
    ------------------------------
    Name: T. Wilson Eglin
    Title: President

                                    EXHIBIT A

                                    PARTNERS

                                                                           Number Of Special
                                                      Number Of Common      Limited Partner          Capital
Name And Address                                            Units                Units            Contribution
------------------------------------------------------------------------------------------------------------------
General Partner:

Lex GP-1, Inc.                                             44,410                               $   643,500.90
c/o Lexington Corporate Properties Trust
355 Lexington Avenue
New York, New York 10017

Initial Limited Partner:

Lex LP-1, Inc.                                          4,396,584                               $63,706,502.16
c/o Lexington Corporate Properties Trust
355 Lexington Avenue
New York, New York 10017

Special Limited Partner:

The LCP Group, L.P.                                                             44,858          $   649,992.42
711 westchester Avenue
White Plains, New York 10604
                                                        ---------               ------          --------------
                                                        4,440,994               44,858          $64,999,995.48
                                                        =========               ======          ==============